                                                                     EXHIBIT 11

                         DATUM INC. AND SUBSIDIARIES

                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                         YEAR ENDED DECEMBER 31,
                                                ------------------------------------------
                                                   1995            1994            1993
                                                ----------      ----------      ----------
Primary earnings:

Net Income                                      $   60,000      $  936,000      $   72,000
                                                ----------      ----------      ----------
Weighted average number of
  common shares outstanding                      3,713,710       2,628,727       2,558,356

Effect of common stock equivalents                 240,597         104,085
                                                ----------      ----------      ----------

Weighted average common shares
  outstanding as adjusted                        3,954,307       2,732,812       2,558,356
                                                ----------      ----------      ----------
Primary earnings per common share               $      .02      $      .34      $      .03
                                                ==========      ==========      ==========


Assuming full dilution:

Net income                                      $   60,000      $  936,000      $   72,000
                                                ----------      ----------      ----------

Weighted average number of
  common shares outstanding                      3,713,710       2,628,727       2,558,356

Effect of common stock equivalents                 253,157         126,706
                                                ----------      ----------      ----------
Weighted average common shares
  outstanding as adjusted                        3,966,867       2,755,433       2,558,356
                                                ----------      ----------      ----------
Earnings per common share assuming
  full dilution                                 $      .02       $     .34      $      .03
                                                ==========      ==========      ==========
